Exhibit 23.1
CONSENT OF STONEFIELD JOSEPHSON, INC.,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-121633 and 333-141266) and on Form S-3 (No. 333-133536) of PlanetOut Inc. of our report dated March 9, 2007, except for Notes 2, 4 and 16 to the consolidated financial statements as to which the date is August 6, 2007 relating to the consolidated financial statements and financial statement schedule which appear in this Current Report on Form 8-K.

/s/ STONEFIELD JOSEPHSON, INC.

Stonefield Josephson, Inc.

San Francisco, California
August 6, 2007